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                                                     EXHIBIT 10(c)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form N-4 of Separate Account VA-1 of The American Franklin Life Insurance Company, as depositor, of our report dated February 1, 1995, on our audits of the financial statements of The American Franklin Life Insurance Company as of December 31, 1994 and for the years ended December 31, 1994 and 1993.



         We also consent to the references to our firm under the caption "Independent Auditors and Accountants" in the Statement of Additional Information constituting a part of this Amendment No. 1 to the Registration Statement on Form N-4 of Separate Account VA-1 of The American Franklin Life Insurance Company.





                             COOPERS & LYBRAND L.L.P.


Chicago, Illinois
November 26, 1996